UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Canna-Global Acquisition Corp. (NASDAQ: “CNGLU”, “CNGL”, CNGLW”) (the “Company”) received a delisting notification letter (“Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) on June 28, 2024 and entered a trading hold on the Company’s units, common stock and warrants (the “Securities”).

Following is the core text of the letter received from Nasdaq on June 28, 2024: As previously reported on Form 8-K by the Company on June 27, 2024, on June 21, 2024, EF Hutton LLC, the underwriter of the Company’s initial public offering, entered into an agreement to sell its receivable of approximately $8 million owed by the Company for deferred underwriting commissions to Liqueous L.P. (“Liqueous”). Separately, on the same date, the Company entered into Settlement and Recapitalization Agreement with Liqueous agreeing to issue 1,544,531 shares of Class A common stock to settle the amount of the deferred underwriting commission (the “Agreement”). Thereafter, on June 21, 2024 and June 24, 2024, 724,000 shares were issued to Liqueous, which were then sold into the market. The Class A common stock issued to Liqueous is of the same class, has the same CUSIP number, and is otherwise indistinguishable from the shares issued to public shareholders in the Company’s initial public offering.

Under Nasdaq Listing Rule IM-5101-2(e), a company whose business plan is to complete one or more business combinations is required to, among other things, provide all shareholders with the opportunity to redeem their shares for cash equal to their pro rata share of the aggregate amount the gross proceeds from the initial public offering then in the deposit account. Consistent with that requirement, at the time of the Agreement the Company’s Certificate of Incorporation prohibited the issuance of “any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination….” Following review of this matter, Nasdaq has determined to delist the Company. Specifically, as a result of the share issuance described above, the Company failed to comply with IM-5101-2(e).

Additionally, Nasdaq has determined that it is appropriate to apply Nasdaq Listing Rules 5101 and IM-5101-1. In order which allow Nasdaq to “suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq.” Nasdaq has concluded that the exercise of this authority is appropriate based on the potential harm to the Company’s shareholders from the share issuance and the uncertainty surrounding the Company’s actions.

As previously reported on Form 8-K by the Company on May 9, 2024, on May 3, 2024, Nasdaq notified the Company that it failed to maintain compliance with the minimum $35 million Market Value of Listed Securities rule for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b)(2). The Company was provided a 180-day compliance period, or until October 24, 2024, to regain compliance, however, the Nasdaq staff has determined to use its discretionary authority to apply more stringent criteria to shorten the compliance period and, as a result, the Company’s failure to comply with Listing Rule 5550(b)(2) serves as an additional and separate basis for delisting.

The Company may appeal Staff’s determination to a Hearings Panel (the “Panel”), no later than 4:00 p.m. Eastern Time on July 5, 2024, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

The Company’s Securities will remain listed on Nasdaq while trading is suspended until the effectiveness of a Form 25-NSE, after which time the Securities will be delisted from Nasdaq. Following the delisting of the Company’s Securities from trading on Nasdaq, any trading in the Securities would only occur in privately negotiated sales and potentially on an over-the-counter market. In such event, the Company expects to have its Securities quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for the Securities. There is no guarantee, however, that a broker will continue to make a market in the Securities or that trading thereof will continue on an OTC market or otherwise.

Item 7.01	Regulation FD Disclosure

Continental Stock Transfer &Trust Company, New York, NY (“Continental”), stock transfer agent and trustee for the Company issued a press release today that, Continental as trustee has itself agreed to guarantee the payment of full trust value for the 724,000 Class A common shares of the Company in the event of a redemption or liquidation event.

Disclaimer

This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: July 1, 2024	By:	/s/ J. Gerald Combs
	Name:	J. Gerald Combs
	Title:	Chief Executive Officer